Exhibit 10.7

EXECUTION VERSION

OPTION AGREEMENT

PIER HOUSE RESORT & SPA

THIS OPTION AGREEMENT (this “Option Agreement”) is executed as of this 19th day of November, 2013 (the “Effective Date”) by ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP (“Ashford Prime OP”) and ASHFORD HOSPITALITY LIMITED PARTNERSHIP. (“Ashford Trust OP”), with respect to the Property Entities (defined below), and ASHFORD TRS CORPORATION (“Ashford Trust TRS” and together with Ashford Trust OP, the “Grantors”) and ASHFORD PRIME TRS CORPORATION (“Ashford Prime TRS” and together with Ashford Prime OP, the “Optionees”), with respect to the TRS Entities (defined below).

WHEREAS, Ashford Trust OP directly or indirectly owns 100% of Ashford Pier House LP, a Delaware limited partnership (the “Property Partnership”), through its ownership of 100% of the membership interest of Ashford Pier House Mezz B LLC (“Mezz B”), which owns 100% of the membership interest of Ashford Pier House Mezz A LLC (“Mezz A”), which owns 100% of the limited partnership interest in the Property Partnership and 100% of the equity interest in Ashford Pier House GP LLC, the general partner of the Property Partnership (the “General Partner” and together with Mezz B, Mezz A and the Property Partnership, the “Property Entities”);

WHEREAS, Ashford Trust TRS owns 100% of the membership interest in TRS Pier House Mezz B LLC (“Mezz B TRS”), which owns 100% of the membership interest in Ashford TRS Pier House Mezz A LLC (“Mezz A LLC”), which owns 100% of the membership interest in Ashford TRS Pier House LLC (the “Pier House TRS” and together with Mezz B TRS and Mezz A TRS (the “TRS Entities”);

WHEREAS, the Property Partnership owns the hotel property more fully described on Exhibit A attached hereto, together with all improvements and personal property located thereon or related thereto (collectively, the “Property”) and the Pier House TRS operates the Property pursuant to an operating lease with the Property Partnership;

WHEREAS, Ashford Prime OP desires to acquire from Ashford Trust OP, and Ashford Trust OP desires to grant to Ashford Prime OP, an option to purchase 100% of Ashford Trust OP’s interest in Mezz B (collectively, the “Ashford Trust Equity Interests”) in exchange for the Property Purchase Price (defined below) and subject to the terms and conditions set forth herein;

WHEREAS, Ashford Prime TRS desires to acquire from Ashford Trust TRS, and Ashford Trust TRS desires to grant to Ashford Prime TRS, an option to purchase 100% of Ashford Trust TRS’ interest in Mezz B TRS (the “Ashford Trust TRS Equity Interests”) in exchange for the TRS Purchase Price (defined below) and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by the Optionees to the Grantors, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionees and Grantors agree as follows:

ARTICLE I

THE OPTION

Section 1.1 Grant of Option. Ashford Trust OP hereby grants to Ashford Prime OP an irrevocable option to acquire the Ashford Trust Equity Interests in exchange for the Property Purchase Price, and Ashford Trust TRS hereby grants to Ashford Prime TRS an irrevocable option to acquire the Ashford Trust TRS Equity Interests in exchange for the TRS Purchase Price (collectively, the “Purchase Option”), in each case subject to the terms and conditions hereinafter set forth. Optionees acknowledge and agree that the options to purchase the Ashford Trust Equity Interests and the Ashford Trust TRS Equity Interests (collectively, the “Grantor Equity Interests”) may only be exercised together and simultaneously as a single Purchase Option.

Section 1.2 Term and Exercise of Option. The Purchase Option may be exercised beginning from and after the Effective Date through 5:00 p.m. on the 18 month anniversary of the Effective Date (the “Option Termination Date”). The Optionees may only exercise the Purchase Option by delivering a written purchase notice (“Purchase Notice”) substantially in the form of Exhibit B to the Grantors on or before the Option Termination Date. If Optionees do not deliver a Purchase Notice on or before the Option Termination Date, the Purchase Option shall be deemed terminated and shall be of no further force and effect, and the Grantors shall have no further obligations hereunder.

Section 1.3 Purchase Price and Payment.

(a) The full purchase price for the Ashford Trust Equity Interests (as adjusted pursuant to Section 2.7(b) and the other terms of this Option Agreement, the “Property Purchase Price”) upon the exercise of the Purchase Option shall be an amount equal to:

(i) $92,604,676 (the “Base Amount”) plus the actual cost of any owner funded capital improvements made by Ashford Trust OP between the Effective Date and the Closing Date (“CapEx”) for the six month period commencing on the Effective Date (the “Initial Exercise Period”);

(ii) the Base Amount, plus one percent of the Base Amount, plus CapEx, if any, for the six month period immediately following the end of the Initial Exercise Period (the “Second Exercise Period”); or

(iii) the Base Amount, plus two percent of the Base Amount, plus CapEx, if any, for the six month period immediately following the end of the Second Exercise Period.

(b) The Property Purchase Price is payable in either cash or common units of limited partnership of Ashford Prime OP (“Ashford Prime OP Units”), at the option of Ashford Trust OP. Ashford Trust OP must notify Ashford Prime OP of its election to receive cash or Ashford

Prime OP Units no later than the Business Day following the delivery of the Purchase Notice. If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, the number of Ashford Prime OP Units will be calculated based on the assumption that the Value (as defined below) of each Ashford Prime OP Unit will equal the Value of a share common stock of Ashford Hospitality Prime, Inc. (“Ashford Prime”), calculated as of the date the Purchase Option is exercised (the “Option Exercise Date”). The issuance of the Ashford Prime OP Units, if applicable, shall be evidenced by an amendment to the operating partnership agreement of Ashford Prime OP in such form as shall be reasonably acceptable to Ashford Trust OP (the “Partnership Amendment”).

(c) As used herein, the term “Value” shall mean, with respect to a share of common stock of Ashford Prime, the average of the daily market price for the ten (10) consecutive trading days immediately preceding a specified date. The market price for each such trading day shall be: (i) if the stock of Ashford Prime is listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the stock of Ashford Prime is not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the stock of Ashford Prime is not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of a share of common stock of Ashford Prime shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

(d) The full purchase price for the Ashford Trust TRS Equity Interests (the “TRS Purchase Price”) upon the exercise of the Purchase Option shall be an amount of cash equal to $616,000.

(e) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, the transfer of Mezz B pursuant to this Agreement will be intended to be a contribution governed by Section 721(a) of the Code. In such event, Ashford Trust OP and Ashford Prime OP agree to such tax treatment and shall file their respective Tax Returns consistent with such treatment, unless otherwise required by applicable law.

ARTICLE II

CONTRACT TO PURCHASE OR CONTRIBUTE AND CLOSING PROCEDURES

Section 2.1 Purchase and Sale or Contribution. Upon Optionees’ exercise of the Purchase Option, Ashford Trust OP shall, subject to Section 2.2 hereof, contribute or sell, transfer, assign, and convey to Ashford Prime OP, and Ashford Prime OP shall accept or purchase, as applicable, from Ashford Trust OP, the Ashford Trust Equity Interests, free and clear of all Encumbrances (defined below) in exchange for the Property Purchase Price. Simultaneously, Ashford Trust TRS shall, subject to Section 2.2 hereof, sell, transfer, assign, and convey to Ashford Prime TRS, and Ashford Prime TRS shall purchase from Ashford Trust TRS, the Ashford Trust TRS Equity Interests, free and clear of all Encumbrances in exchange for the TRS Purchase Price. Each such sale shall be closed in accordance with this Article II.

Section 2.2 Closing. The Purchase Notice delivered by Optionees upon exercise of the Purchase Option shall specify a closing date (“Closing Date”) , which date will be no later than the first day of a calendar month following the date that is 90 days from the date of delivery of the Purchase Notice, for the closing (the “Closing”) of the transactions contemplated by this Option Agreement. The Closing shall be held at a place and time determined by mutual agreement of Optionees and Grantors, or if Optionees and Grantors fail to mutually agree, at a place and time determined by Ashford Prime OP in its sole discretion. At or before such Closing, Optionees and Grantors will execute and deliver all closing documents required by the parties in accordance with Section 2.4 (the “Closing Documents”).

Section 2.3 Conditions to Performance of Obligations. Upon exercise of the Purchase Option by the Optionees, the transactions contemplated by this Option Agreement and the Closing Documents will be consummated subject only to satisfaction of the following conditions or written waiver of such conditions by Optionees and Grantors:

(i) All consents and approvals of Governmental Authorities or third parties, including the waiver of any applicable right of first offer or right of first refusal with respect to each Property Entity, each TRS Entity or the Property, necessary for the parties to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Option Agreement) shall have been obtained.

(ii) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Option Agreement nor shall any of the same brought by a Government Authority of competent jurisdiction be pending that seeks the foregoing.

(iii) The consummation of the transactions contemplated by this Option Agreement shall not cause Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Trust OP or any affiliate to breach any covenants under that certain Credit Agreement, dated September 26, 2011, by and among Grantor, Ashford Trust, KeyBanc Capital Markets and KeyBank, National Association, as amended (the “Ashford Trust Credit Agreement”).

Section 2.4 Closing Deliverables.

(a) At the Closing, Ashford Trust OP shall execute, acknowledge where deemed desirable or necessary by Ashford Prime OP, and deliver to Ashford Prime OP, in addition to any other documents mentioned elsewhere herein, the following:

(i) An assignment, assumption and admission agreement (“Assignment Agreement”) substantially in the form of Exhibit C with respect to Mezz B, assigning 100% of the equity interest of Mezz B held by Ashford Trust OP to Ashford Prime OP, with Mezz B acknowledging the admission of Ashford Prime OP as the successor to Ashford Trust OP’s existing equity interest in Mezz B and further acknowledging Ashford Prime OP’s admission as a member of Mezz B.

(ii) A closing certificate which shall be in a form reasonably satisfactory to Ashford Prime OP and shall reaffirm the accuracy, in all material respects, of all representations and warranties and the satisfaction, in all material respects, of all covenants made by Ashford Trust OP in Article III hereof.

(iii) A certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by Ashford Trust OP of this Option Agreement and the Closing Documents to which Ashford Trust OP is a party.

(iv) The Guarantee Schedule (as defined in Section 8.1(c)).

(v) Any other documents reasonably necessary to contribute or assign, transfer and convey, as applicable, the Ashford Trust Equity Interests to Ashford Prime OP, to admit Ashford Trust OP as a partner of Ashford Prime OP (if Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units) and to effectuate the transactions contemplated hereby.

(b) At the Closing, Ashford Trust TRS shall execute, acknowledge where deemed desirable or necessary by Ashford Prime TRS, and deliver to Ashford Prime TRS, in addition to any other documents mentioned elsewhere herein, the following:

(i) An Assignment Agreement with respect to Mezz B TRS, assigning 100% of the equity interest of Mezz B TRS held by Ashford Trust TRS to Ashford Prime TRS, with Mezz B TRS acknowledging the admission of Ashford Prime TRS as the successor to Ashford Trust TRS’s existing equity interest in Mezz B TRS and further acknowledging Ashford Prime TRS’s admission as a member of Mezz B TRS.

(ii) A closing certificate which shall be in a form reasonably satisfactory to Ashford Prime TRS and shall reaffirm the accuracy, in all material respects, of all representations and warranties and the satisfaction, in all material respects, of all covenants made by Ashford Trust TRS in Article IV hereof.

(iii) A certified copy of all appropriate corporate resolutions authorizing the execution, delivery and performance by Ashford Trust TRS of this Option Agreement and the Closing Documents to which Ashford Trust TRS is a party.

(iv) Any other documents reasonably necessary to assign, transfer and convey the Ashford Trust TRS Equity Interests to Ashford Prime TRS and effectuate the transactions contemplated hereby.

(c) At the Closing, Ashford Prime and/or Ashford Prime OP, as applicable, shall execute, acknowledge where deemed desirable or necessary by Ashford Trust OP, and deliver to Ashford Trust OP, in addition to any other documents mentioned elsewhere herein, the following:

(i) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, the Partnership Amendment.

(ii) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, a registration rights agreement with respect to the registration of the common stock of Ashford Prime into which the Ashford Prime OP Units may be converted, at the option of Ashford Prime, upon the redemption of the Ashford Prime OP Units, as provided in the limited partnership agreement of Ashford Prime OP.

(iii) The Assignment Agreement with respect to Mezz B.

(iv) The Guarantee Schedule.

(d) At the Closing, Ashford Prime TRS shall execute, acknowledge where deemed desirable or necessary by Ashford Trust TRS, and deliver to Ashford Trust TRS, in addition to any other documents mentioned elsewhere herein, the following:

(i) The TRS Purchase Price by making a wire transfer of immediately available federal funds to the account of Ashford Trust TRS (or other party designated by Ashford Trust TRS).

(ii) The Assignment Agreement with respect to Mezz B TRS.

Section 2.5 Closing Costs. In connection with the exercise of the Purchase Option, each party shall be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisors; Ashford Prime OP shall pay for all applicable transfer taxes and recording fees; and all other closing costs shall be allocated to the parties in accordance with the custom of the jurisdiction in which the Property is located.

Section 2.6 Further Assurances. The Grantors, from time to time, shall execute and deliver to the applicable Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as either Optionee may reasonably request in order to effect the transactions contemplated by this Option Agreement, including instruments or documents deemed necessary or desirable by Optionees to effect and evidence the conveyance of the Grantor Equity Interests in accordance with the terms of this Option Agreement.

Section 2.7 Adjustments to Property Purchase Price.

(a) All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, including rent under any ground leases and real and personal property taxes for the Property, shall be prorated and allocated between Ashford Prime OP and Ashford Trust OP as provided herein. Pursuant to such allocation, Ashford Trust OP shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the date of Closing, and Ashford Prime OP shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) as an adjustment to the Property Purchase Price; provided, if Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, such adjustments shall be settled in cash.

(b) Ashford Prime OP shall receive a credit against the Property Purchase Price for (i) the aggregate outstanding principal amounts of any existing mortgage loan against the Property and mezzanine loans against any Properties Entities and/or TRS entities on the Closing Date (collectively, the “Existing Mortgage”), (ii) the portion of the debt service payment due on the next payment date of any such mortgage loan that accrues to the period from and after the Closing Date, and (iii) the total of (A) prepaid rents, (B) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, and (C) unforfeited security deposits held by Grantors under leases; provided, if Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, the credits described in clauses (ii) and (iii) above shall be settled in cash. Ashford Trust OP shall receive a cash payment for (i) any prepaid expenses accruing to periods on or after the Closing Date, (ii) all cash balances in house banks and cash funds remaining at the Property, and the outstanding balance of any funds in reserve accounts (whether for FF&E repairs or replacements, taxes or insurance) held by lenders or property managers that are not returned to Ashford Trust OP at Closing; and (iii) all accounts receivables for the Property at 100% of face value, including the so-called “guest ledger” as mutually approved by Ashford Trust OP and Ashford Prime OP for the Property of guest accounts receivable payable to the Property as of the check out time on the Closing Date (based on guests and customers then using the Property) both (A) in occupancy from the preceding night through check out time the morning of the Closing Date, and (B) previously in occupancy prior to check out time on the Closing Date. Notwithstanding Section 2.7(a) to the contrary, Ashford Prime OP shall be entitled to all revenue from the collection of such account receivables. Ashford Trust OP and Ashford Prime OP agree that in connection with the sale of the Ashford Trust Equity Interests, Ashford Trust OP will also receive a cash payment equal to the value of all inventories of food and beverage in opened or unopened cases and all in-use or reserve stock of linens, towels, paper goods, soaps, cleaning supplies and the like with respect to the Property.

(c) If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to cash adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. Any revenue received or expense incurred by Ashford Trust OP or Ashford Prime OP with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

Section 2.8 Right to Terminate.

(a) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, Ashford Prime OP, in its sole discretion, may terminate this Option Agreement and the obligation of the Optionees to acquire the Grantor Equity Interests if the Value of the Ashford Prime OP Units to be delivered as the Property Purchase Price, calculated as of the Business Day immediately preceding the Closing Date, has increased by more than 20% of the Value of such Ashford Prime OP Units as of the Option Exercise Date.

(b) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, Ashford Trust OP, in its sole discretion, may terminate this Option Agreement and the obligation of the Grantors to convey the Grantor Equity Interests if the Value of the Ashford Prime OP Units to be delivered as the Property Purchase Price, calculated as of the Business Day immediately preceding the Closing Date, has decreased by more than 20% of the Value of such Ashford Prime OP Units as of the Option Exercise Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ASHFORD TRUST OP

As a material inducement to Optionees to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Trust OP hereby makes to Optionees each of the representations and warranties and covenants set forth in this Article III. The representations and warranties set forth in this Article III are true as of the date hereof. As a condition to Optionees’ obligation to complete the purchase of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the Closing Date.

Section 3.1 Organization. Ashford Trust OP and each of the Property Entities are duly organized, validly existing and in good standing under the laws of the respective jurisdiction of such entity’s organization.

Section 3.2 Authorization of Transaction. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), Ashford Trust OP has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement, including, without limitation, the Closing Documents to which it is a party; (ii) carry out the transactions contemplated hereby and thereby; and (iii) contribute or transfer, sell and deliver, as applicable, the Ashford Trust Equity Interests to Ashford Prime OP (or its designee) upon payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Trust OP, each enforceable in accordance with its respective terms.

Section 3.3 Authority to Conduct Business. Each Property Entity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Property Entity has full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, including the Property. Ashford Trust OP has delivered to Ashford Prime OP correct and complete copies of the partnership or limited liability company agreement, as applicable of each Property Entity, as amended to date (each, an “Operating Agreement”). No Property Entity is in default under or in violation of any provision of its Operating Agreement.

Section 3.4 Noncontravention. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), the execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement, including, without limitation, the Closing Documents: (A) does not and will not violate the Operating Agreement of any Property Entity or Ashford Trust OP’s partnership agreement; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to any Property Entity or Ashford Trust OP, or require any Property Entity or Ashford Trust OP to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) subject to the satisfaction of the condition set forth in Section 2.3(iii), does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which any Property Entity or Ashford Trust OP is a party or by which the property of any Property Entity or Ashford Trust OP is bound or affected, or result in the creation of any Encumbrance on any Property Entity or the Ashford Trust Equity Interests.

Section 3.5 No Encumbrances. Subject to the receipt of third party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), as of the Closing Date, Ashford Trust OP will be the beneficial and record holder of the Ashford Trust Equity Interests, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state (“Blue Sky Laws”)), claim, Lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, “Encumbrances”), and as of the Closing Date, Ashford Trust OP will have the full power and authority to convey the Ashford Trust Equity Interests free and clear of any Encumbrances, and upon delivery of the Assignment Agreement by Ashford Trust OP conveying the Ashford Trust Equity Interests and receipt by Ashford Trust OP of the Property Purchase Price as herein provided, Ashford Prime OP (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances. No Property Entity has issued any outstanding partnership, LLC membership or other equity ownership interests and no Property Entity has any outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understanding of any character obligating any Property Entity to (i) issue, deliver or sell, or cause to be issued, delivered or sold, additional equity ownership interests in such Property Entity or any securities or obligations convertible into or exchangeable for ownership interests in such Property Entity; or (ii) grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

Section 3.6 No Other Agreements to Sell. Ashford Trust OP represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other Person or firm to sell, transfer or in any way encumber the Ashford Trust Equity Interests or to not sell the Ashford Trust Equity Interests, or to enter into any agreement with respect to a sale, transfer or Encumbrance of or put or call right with respect to the Ashford Trust Equity Interests.

Section 3.7 Title to Assets. The Property Partnership has good and marketable or indefeasible fee simple title to the Property. The Property is owned by the Property Partnership free and clear of all Encumbrances, except the Existing Mortgage and any other Encumbrances set forth in the existing title policy for the Property (and any updated title report or commitment thereto), copies of which have been made available to Ashford Prime OP. No Property Entity owns nor has any interest in any assets or liabilities except as described herein. No Property Entity is in default in any manner, nor has any event occurred that with the passage of time would cause any Property Entity to be in default in any manner, under any provision of the Existing Mortgage or any other agreement or instrument to which any Property Entity is a party or by which it or the Property may be bound.

Section 3.8 Compliance With Laws. Each Property Entity has conducted its business in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property.

Section 3.9 Licenses and Permits. Each Property Entity possesses such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business conducted by it to the extent that failure to have any such certificates, authorities or permits would have a material adverse effect on such entity. None of Ashford Trust OP or any Property Entity has received any written notice of proceedings relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property.

Section 3.10 Taxes. Except as set forth on Schedule 3.10 attached hereto, (i) all Taxes (including, but not limited to, real estate and personal property Taxes due and owing with respect to the Property) required to be paid by each Property Entity on or before the date hereof have been paid and all Tax Returns required to be filed on or before the date hereof (taking into account any extensions to file previously received) by or on behalf of any Property Entity have been timely filed; and (ii) there is no action, suit or proceeding pending against or threatened with respect to any Property Entity or the Property in respect of any Tax, nor is any claim for additional Tax asserted by any Property Entity nor are any of the Property Entity’s federal, state and local income or franchise Tax Returns the subject of any audit or examination by any taxing authority. Except as set forth on Schedule 3.10 attached hereto, no Property Entity has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes.

Section 3.11 Litigation. Except as set forth in Schedule 3.11, there is no action, suit or proceeding pending or, to the knowledge of Ashford Trust OP, threatened against Ashford Trust OP or any Property Entity which, if adversely determined, would reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property. There is no action, suit, or proceeding pending or, to the knowledge of Ashford Trust OP, threatened against Ashford Trust OP which challenges or impairs the ability of Ashford Trust OP to execute or deliver, or materially perform its obligations under this Option Agreement or to consummate the transactions hereby or thereby, except as would not, individually or in the aggregate, reasonably be expected to have a materially and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any Property Entity.

Section 3.12 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to Ashford Trust OP or any of the Property Entities.

Section 3.13 Investment Representations. Ashford Trust OP hereby represents:

(a) If Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, Ashford Trust OP will be acquiring the Ashford Prime OP Units for its own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the “Act”).

(b) Ashford Trust OP understands that the Ashford Prime OP Units to be issued to Ashford Trust OP, if any, will not be registered under the Act, or the securities laws of any state (“Blue Sky Laws”) by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that Ashford Prime OP’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Ashford Trust OP.

(c) Ashford Trust OP understands that, for the reasons set forth in paragraph (b) above the Ashford Prime OP Units may not be offered, sold, transferred, pledged (other than pursuant to the Ashford Trust Credit Agreement) or otherwise disposed of by Ashford Trust OP except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Ashford Prime OP Units may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon Ashford Prime OP or Ashford Prime, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to Ashford Prime OP to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, Ashford Trust

OP must bear the economic risk of an investment in Ashford Prime Common Units for an indefinite period of time.

(d) Ashford Trust OP is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Act.

(e) Ashford Trust OP understands that an investment in Ashford Prime involves substantial risks. Ashford Trust OP has had the opportunity to review all documents and information which it has requested concerning its investment in Ashford Prime OP and Ashford Prime and to ask questions of the proposed management of Ashford Prime OP and Ashford Prime, which questions were answered to its satisfaction.

(f) Ashford Trust OP understands that the Ashford Prime OP Units (and any shares of common stock of Ashford Prime issued upon exchange of the Ashford Prime OP Units) will bear a legend substantially to the effect of the following:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Prime, Inc. that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.

and that Ashford Prime OP or Ashford Hospitality Prime, Inc, as the case may be, reserve the right to place a stop order against the transfer of the Ashford Prime OP Units (and any shares of common stock of Ashford Prime issued upon exchange of the Ashford Prime OP Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

Section 3.14 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article III, Ashford Trust OP shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASHFORD TRUST TRS

As a material inducement to Optionees to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Trust TRS hereby makes to Optionees each of the representations and warranties and covenants set forth in this Article IV. The representations and warranties set forth in this Article IV are true as of the date hereof. As a condition to Optionees’ obligation to complete the purchase of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true, in all material respects, as of the date of the Closing.

Section 4.1 Organization. Ashford Trust TRS and each of the TRS Entities are duly organized, validly existing and in good standing under the laws of the respective jurisdiction of such entity’s organization.

Section 4.2 Authorization of Transaction. Subject to the receipt of third-party consents as required as a condition to closing pursuant to Section 2.3(i), Ashford Trust TRS has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement, including, without limitation, the Closing Documents to which it is a party; (ii) carry out the transactions contemplated hereby and thereby; and (iii) transfer, sell and deliver the Ashford Trust TRS Equity Interests to Ashford Prime TRS (or its designee) upon payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Trust TRS, each enforceable in accordance with its respective terms.

Section 4.3 Authority to Conduct Business. Each TRS Entity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each TRS Entity has full power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Ashford Trust TRS has delivered to Ashford Prime TRS correct and complete copies of the governing documents of each TRS Entity, as amended to date. No TRS Entity is in default under or in violation of any provision of its governing documents.

Section 4.4 Noncontravention. Subject to the receipt of third-party consents as required as a condition to closing pursuant to Section 2.3(i), the execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement, including, without limitation, the Closing Documents: (A) does not and will not violate the governing documents of any TRS Entity or Ashford Trust TRS’s governing documents; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to any TRS Entity or Ashford Trust TRS, or require any TRS Entity or Ashford Trust TRS to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) subject to the satisfaction of the condition set forth in Section 2.3(iii), does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which any TRS Entity or Ashford Trust TRS is a party or by which the property of any TRS Entity or Ashford Trust TRS is bound or affected, or result in the creation of any Encumbrance on any TRS Entity or the Ashford Trust Equity Interests.

Section 4.5 No Encumbrances. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), , as of the Closing Date, Ashford Trust TRS will be the beneficial and record holder of the Ashford Trust TRS Equity Interests, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act or any Blue Sky Laws) or Encumbrances; and as of the Closing Date, Ashford Trust TRS will have the full power and authority to convey the Ashford Trust TRS Equity Interests free and clear of any Encumbrances, and upon delivery of the Assignment Agreement by Ashford Trust TRS conveying the Ashford Trust TRS Equity Interests and receipt by Ashford Trust TRS of the TRS Purchase Price as herein provided, Ashford Prime TRS (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances. No TRS Entity has issued any LLC membership or other equity ownership interests, and no TRS Entity has any outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understanding of any character obligating any TRS Entity to (i) issue, deliver or sell, or cause to be issued, delivered or sold, additional equity ownership interests in such TRS Entity or any securities or obligations convertible into or exchangeable for ownership interests in such TRS Entity; or (ii) grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

Section 4.6 No Other Agreements to Sell. Ashford Trust TRS represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other Person or firm to sell, transfer or in any way encumber the Ashford Trust TRS Equity Interests or to not sell the Ashford Trust TRS Equity Interests, or to enter into any agreement with respect to a sale, transfer or Encumbrance of or put or call right with respect to the Ashford Trust TRS Equity Interests.

Section 4.7 Compliance With Laws. Each TRS Entity has conducted its business in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any TRS Entity or the Property.

Section 4.8 Licenses and Permits. Each TRS Entity possesses such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business conducted by it to the extent that failure to have any such certificates, authorities or permits would have a material adverse effect on such entity. Neither Ashford Trust TRS nor any TRS Entity has received any written notice of proceedings relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any TRS Entity or the Property.

Section 4.9 Taxes. Except as set forth on Schedule 4.9 attached hereto, (i) all Taxes required to be paid by each TRS Entity on or before the date hereof have been paid and all Tax Returns required to be filed on or before the date hereof (taking into account any extensions to file previously received) by or on behalf of any TRS Entity have been timely filed; and (ii) there is no action, suit or proceeding pending against or threatened with respect to any TRS Entity in respect of any Tax, nor is any claim for additional Tax asserted by any TRS Entity nor are any of the TRS Entities’ federal, state and local income or franchise Tax Returns the subject of any audit or examination by any taxing authority. Except as set forth on Schedule 4.9 attached hereto, no TRS Entity has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes.

Section 4.10 Litigation. Except as set forth in Schedule 4.10, there is no action, suit or proceeding pending or, to the knowledge of Ashford Trust TRS, threatened against Ashford Trust TRS or any TRS Entity which, if adversely determined, would reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any TRS Entity. There is no action, suit, or proceeding pending or, to the knowledge of Ashford Trust TRS, threatened against Ashford Trust TRS which challenges or impairs the ability of Ashford Trust TRS to execute or deliver, or materially perform its obligations under this Option Agreement or to consummate the transactions hereby or thereby, except as would not, individually or in the aggregate, reasonably be expected to have a materially and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any TRS Entity.

Section 4.11 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to Ashford Trust TRS or any TRS Entity.

Section 4.12 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article IV, Ashford Trust TRS shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS, WARRANTIES OF ASHFORD PRIME OP

As a material inducement to the Grantors to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Prime OP hereby makes to the Grantors each of the representations and warranties set forth in this Article V. The representations and warranties set forth in this Article V are true as of the date hereof. As a condition to Grantors’ obligation to complete the contribution or sale of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the date of the Closing.

Section 5.1 Organization. Ashford Prime OP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware.

Section 5.2 Authority. Ashford Prime OP hereby represents and warranties that it has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement, including without limitation, the Closing Documents to which it is a party; and (ii) carry out the transactions contemplated hereby and thereby. This Option

Agreement and each agreement, document and instrument executed and delivered by Ashford Prime OP pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Prime OP, each enforceable in accordance with its respective terms.

Section 5.3 Noncontravention. The execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Prime OP pursuant to this Option Agreement: (A) does not and will not violate the partnership agreement of Ashford Prime OP; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to Ashford Prime OP, or require Ashford Prime OP to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which Ashford Prime OP is a party or by which the property of Ashford Prime OP is bound or affected.

Section 5.4 Litigation. There is no action, suit or proceeding pending or to Ashford Prime OP’s knowledge, threatened against Ashford Prime OP, that challenges or would reasonably be expected to impair the ability of Ashford Prime OP to execute or deliver or materially perform its obligations under this Option Agreement and the documents executed by it pursuant to this Option Agreement or to consummate the transactions contemplated hereby or thereby.

Section 5.5 Validity of Ashford Prime OP Units. The Ashford Prime OP Units to be issued to AHT OP upon the exercise of the Purchase Option, if any, will be duly authorized by Ashford Prime OP and, when issued against the consideration therefor, will be validly issued by Ashford Prime OP, free and clear of all Liens created by Ashford Prime OP.

Section 5.6 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article V, Ashford Prime OP shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS, WARRANTIES OF ASHFORD PRIME TRS

As a material inducement to the Grantors to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Prime TRS hereby makes to the Grantors each of the representations and warranties set forth in this Article VI. The representations and warranties set forth in this Article VI are true as of the date hereof. As a condition to Grantors’ obligation to complete the sale of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the date of the Closing.

Section 6.1 Organization. Ashford Prime TRS is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware.

Section 6.2 Authority. Ashford Prime TRS hereby represents and warranties that it has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement, including without limitation, the Closing Documents to which it is a party; and (ii) carry out the transactions contemplated hereby and thereby. This Option Agreement and each agreement, document and instrument executed and delivered by Ashford Prime TRS pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Prime TRS, each enforceable in accordance with its respective terms.

Section 6.3 Noncontravention. The execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Prime TRS pursuant to this Option Agreement: (A) does not and will not violate the governing documents of Ashford Prime TRS; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to Ashford Prime TRS, or require Ashford Prime TRS to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which Ashford Prime TRS is a party or by which the property of Ashford Prime TRS is bound or affected.

Section 6.4 Litigation. There is no action, suit or proceeding pending or to Ashford Prime TRS’ knowledge, threatened against Ashford Prime TRS, that challenges or would reasonably be expected to impair the ability of Ashford Prime TRS to execute or deliver or materially perform its obligations under this Option Agreement and the documents executed by it pursuant to this Option Agreement or to consummate the transactions contemplated hereby or thereby.

Section 6.5 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article VI, Ashford Prime TRS shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE VII

COVENANTS

Section 7.1 Covenant Not to Substantially Alter the Grantor Equity Interests. From the date hereof through the earlier of the Closing Date or the Option Termination Date, except as otherwise provided for or as contemplated by this Option Agreement or the other agreements, documents and instruments contemplated hereby, Grantors shall not, without the prior written consent of Ashford Prime OP:

(a) sell, transfer or otherwise dispose of all or any portion of the Grantor Equity Interests;

(b) further mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of the Grantor Equity Interests;

(c) amend the governing documents of any Property Entity or any TRS Entity; or

(d) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization with respect to Ashford Trust OP, Ashford Trust TRS, any Property Entity or any TRS Entity.

Section 7.2 Covenant to Use Reasonable Commercial Efforts. Ashford Trust OP and Ashford Prime OP shall each use commercially reasonable efforts and cooperate with each other in (a) promptly determining wither any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation from any Governmental Authority or third party) in connection with the transactions contemplated by this Option Agreement and (b) following the exercise of the Purchase Option, promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

Section 7.3 Covenant by Ashford Prime OP to Replace Ashford Trust OP as Guarantor Where Applicable.

(a) To the extent that, prior to the date of this Option Agreement, Ashford Trust has guaranteed any obligations under the Existing Mortgage, or any portion thereof, or any management agreement or franchise matters or other agreement related to the Property (“Existing Guarantees”), Ashford Prime agrees to enter into substantially similar guarantees in favor of the lenders, managers, franchisors or other beneficiaries of such Existing Guarantees.

(b) To the extent that, prior to the date of this Option Agreement, Ashford Trust OP has entered into any Existing Guarantees, Ashford Prime OP agrees to enter into substantially similar guarantees in favor of the lenders, managers, franchisors or other beneficiaries of such Existing Guarantees.

Section 7.4 Covenant by Ashford Prime OP to Admit Ashford Trust OP as a Limited Partner. If the Purchase Option is Exercised and Ashford Trust OP elects to receive the Property Purchase Price in Ashford Prime OP Units, Ashford Prime OP shall amend the partnership agreement of Ashford Prime OP to reflect Ashford Trust OP as a limited partner, owning the Ashford Prime OP Units payable as the Property Purchase Price.

Section 7.5 Casualty. If, following exercise of the Purchase Option and prior to Closing, the Property is damaged by fire or other casualty which is fully insured (without regard to deductibles) and would cost not more than Ten Million Dollars ($10,000,000) to repair, then neither party shall have the right to terminate this Option Agreement by reason thereof, and the Closing shall take place without abatement of the Property Purchase Price and TRS Purchase Price, but Grantors shall assign to Optionees at the Closing all of Grantor’s interest in any insurance proceeds (except use and occupancy insurance, rent loss and business interruption insurance, and any similar insurance for the period preceding the Closing Date) that may be payable to Grantors on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse Grantors for actual expenditures of restoration, plus Ashford Prime OP shall credit the amount of any deductibles under any policies related to such proceeds to the Property Purchase Price. If any such damage due to fire or other casualty is insured and would cost in excess of Ten Million Dollars ($10,000,000), then Optionees may terminate their obligations under this Option Agreement by written notice given to Grantors within ten (10) days after Ashford Trust OP has given Ashford Prime OP notice of such damage or casualty. Should Optionees elect to proceed to Closing notwithstanding the amount of the insured loss, the Closing shall take place without abatement of the Property Purchase Price and TRS Purchase Price and at Closing, Grantors shall assign to Optionees the insurance proceeds and grant to Ashford Prime OP a credit against the Property Purchase Price equal to the amount of the applicable deductible.

Section 7.6 Condemnation. Following exercise of the Purchase Option and prior to Closing, Ashford Trust OP agrees to give Ashford Prime OP prompt notice of any notice it receives of any taking by condemnation of any part of or rights appurtenant to the Property. If such taking will materially interfere with the operation or use of the Property, the Optionees may terminate their obligations under this Option Agreement by written notice to Ashford Trust OP within ten (10) days after Ashford Trust OP has given Ashford Prime OP such notice of taking. If Optionees do not so elect to terminate this Option Agreement, or if such taking will not materially interfere with the operation or use of the Property, then the Closing shall take place as provided herein, and Grantors shall assign to Optionees at the Closing all of Grantor’s interest in any condemnation award which may be payable to Grantors on account of any such condemnation and, at Closing, Ashford Trust OP shall credit the Property Purchase Price by the amount, if any, of condemnation proceeds received by Grantors less (i) any amounts reasonably expended by Grantors in collecting such sums, (ii) any amounts reasonably used by Grantors to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnity.

(a) From and after the Closing, each party hereto (each of which is an “Indemnifying Party”) shall indemnify and hold harmless the other party and its Affiliates (each of which is an “Indemnified Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever (each, a “Claim”), including amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Indemnifying Party contained in this Option Agreement or in any schedule, exhibit, certificate or affidavit or Closing Document (to the extent not known by Indemnified Party prior to Closing Date); provided, however, that: (i) no Optionee shall have any obligation under this Article to indemnify any Indemnified Party against any Losses to the extent that such Losses arise by virtue of (A) either Grantors’ breach of this Option Agreement, gross negligence, willful misconduct or fraud or (B) the operation of the business of Ashford Trust OP, the Property Entities, Ashford Trust TRS or the TRS Entities, or the ownership and operation of the Property for the period prior to the Closing Date; and (ii) no Grantor shall have any obligation under this Article to indemnify any Indemnified Party against any Losses to the extent that such Losses arise by virtue of (A) any diminution in value of the Property, (B) either Optionee’s breach of this Option Agreement, gross negligence, willful misconduct or fraud or (C) the operation of the business of Ashford Prime OP, the Property Entities, Ashford Prime TRS or the TRS Entities, or the ownership and operation of the Property for the period from and after the Closing Date; and

(b) Ashford Trust OP and Ashford Trust TRS shall indemnify Optionees and hold them harmless from and against all Losses arising from: (A) all Taxes of the Grantors for all Tax periods ending on or before the Closing Date, (B) with respect to any Tax period including but not ending on the Closing Date, all Taxes of the Grantors attributable to the portion of such Tax period that ends on and includes the Closing Date, and (C) all Taxes of any Person imposed on the Optionees as a transferee or successor, by contract or pursuant to any Law (including, but not limited to, Treasury Regulations Section 1.1502-6 and V.T.C.A., Tax Code, Chapter 171) with respect to obligations or relationships existing on or prior to the Closing Date or by agreements entered into or transactions entered into on or prior to the Closing Date; provided, however, that for the avoidance of doubt:

(i) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability for any Taxes or Losses with respect to Taxes that are attributable to any transaction that occurs on or after the Closing.

(ii) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability to either Optionee for any Losses attributable to Taxes with respect to (A) any Tax period beginning after the Closing Date, or (B) any portion of a straddle period (a Tax period which includes but does not end on the Closing Date) that accrue to the period following the Closing Date.

(iii) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability for any transfer Taxes related to the transactions contemplated by this Option Agreement or the exercise of the Purchase Option, which shall be paid by Ashford Prime.

(c) From and after the Closing Date, Ashford Prime OP and Ashford Prime agree to jointly and severally indemnify and hold harmless Ashford Trust, Ashford Trust OP and their respective Affiliates from and against any and all Losses and Claims arising from and after the Closing Date under the Existing Guarantees, which Existing Guarantees, if any, shall be specifically identified to and acknowledged by Ashford Prime OP and Ashford Prime at the time of the Closing (the “Guarantee Schedule”). The obligations of Ashford Prime OP and Ashford Prime under this Section 8.1(c) shall continue as to each Existing Guarantee until such Existing Guarantee is terminated in accordance with its terms or Ashford Trust, Ashford Trust OP and their Affiliates, as applicable, are otherwise released in writing from such Existing Guarantees.

(d) For the avoidance of doubt, Ashford Trust OP and Ashford Trust TRS shall be jointly and severally liable to Optionees for any Losses for which Optionees are entitled to indemnification under this Article VIII, and Optionees shall be jointly and severally liable to Ashford Trust OP and Ashford Trust TRS for any Losses for which Ashford Trust OP and Ashford Trust TRS are entitled to indemnification under this Article VIII.

Section 8.2 Notice of Claims. At the time when any Indemnified Party learns of any potential Claim against the Indemnifying Party it will promptly give written notice (a “Claim Notice”) to the Indemnifying Party; provided that failure to do so shall not prevent recovery under this Option Agreement, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, such Indemnified Party shall deliver to the Indemnifying Party, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to claims asserted by third parties (“Third Party Claims”). Any Indemnified Party may at its option demand indemnity under this Article VII as soon as a Claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as such Indemnified Party shall in good faith determine that such claim is not frivolous and that such Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof.

Section 8.3 Third Party Claims. The Indemnifying Party shall be entitled, at its own expense, to assume and control the defense of any Claims based on Third Party Claims, through counsel chosen by the Indemnifying Party and reasonably acceptable to such Indemnified Party (or any Person authorized by such Indemnified Party to act on its behalf), if it gives written notice of its intention to do so to such Indemnified Party within 30 days of the receipt of the applicable Claim Notice; provided, however, that such Indemnified Party may at all times participate in such defense at its expense. Without limiting the foregoing, in the event that the Indemnifying Party exercises the right to undertake any such defense against a Third Party Claim, such Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (unless prohibited by Law), at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. No compromise or settlement of such Third Party Claim may be effected by either such Indemnified Party, on the one hand, or the Indemnifying Party, on the other hand, without the other’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party and (ii) each Indemnified Party that is party to such other claim is released from all liability with respect to such other claim.

Section 8.4 Procedure for Indemnification. Upon determination of the amount of a Claim that is binding on both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall, within ten (10) days of the date such amount is determined, pay the amount of such Claim by wire transfer of immediately available funds to an account designated by the Indemnified Party.

Section 8.5 Expiration.

(a) Subject to the limitations set forth in Section 8.5(b) below, all representations, warranties, covenants and agreements (including those relating to indemnification in Section 8.1) made herein shall survive the Closing Date.

(b) All representations, warranties and covenants of the Indemnifying Party contained in this Option Agreement shall survive until twelve months after the Closing Date (the “Expiration Date”); provided, however, (i) the representations and warranties set forth in Section 3.11 or Section 4.9 with respect to Taxes, shall survive Closing until the expiration of the applicable statute of limitations for making a claim for such matters and (ii) the covenants set forth in Section 8.1(c) shall survive Closing without limitation. If written notice of a claim in accordance with the provisions of this Article VIII has been given prior to the Expiration Date, then the relevant representation, warranty and covenant shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date, as applicable, may not thereafter be asserted and shall forever be waived.

Section 8.6 Limitations on Amount.

(a) Except as provided in subparagraph (b) below, neither Ashford Trust OP nor Ashford Trust TRS shall have any liability under Section 8.1 for any Losses hereunder (i) unless and until the aggregate total amount of all such Losses for which Ashford Trust OP or Ashford Trust TRS would, but for this provision, be liable exceeds, on a cumulative basis, one percent (1%) of the aggregate of the Property Purchase Price and the TRS Purchase Price on the Closing Date, and then only to the extent of such excess, (ii) in excess of, on a cumulative basis, five percent (5%) of the aggregate of the Property Purchase Price and the TRS Purchase Price.

(b) The limitations set forth in Section 8.6(a) above shall not apply to any Losses resulting from Claims made under Section 8.1(c).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Additional Definitions. For the purposes of this Option Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, for purposes of this Option Agreement, Ashford Prime and the Optionees shall not be deemed to be Affiliates of Ashford Trust and the Grantors.

(b) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas.

(c) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(d) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(e) “Law” means laws, statutes, rules, regulations, codes, Orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

(f) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, Encumbrances and security interests of any kind or nature whatsoever.

(g) “Order” means any order, writ, judgment, injunction, decree, ruling, assessment, stipulation, determination or award entered by or with any court or other Governmental Authority or arbitrator.

(h) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(i) “Tax” means all federal, state, local and foreign income, property, withholding, sales, franchise, employment, excise and other Taxes, tariffs or governmental charges of any nature whatsoever, including estimated Taxes, together with penalties, interest or additions to Tax with respect thereto.

(j) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 9.2 Amendment. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any of the provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 9.3 Entire Agreement; Counterparts; Applicable Law. This Option Agreement and all ancillary agreements executed in connection with this Option Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas without giving effect to the conflict of law provisions thereof.

Section 9.4 Assignability. This Option Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Option Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, however, that Optionees may assign this Option Agreement, the Closing Documents and any agreement contemplated hereunder or thereunder to Ashford Prime or to an Affiliate of either Optionee or Ashford Prime without the consent of either Grantor. In the event that Optionees assign this Option Agreement as provided herein, Optionees shall remain fully liable under this Option Agreement to issue the Ashford Prime OP Units and shall not be released from any of the obligations and liabilities included herein following such assignment.

Section 9.5 Titles. The titles and captions of the Articles, Sections and paragraphs of this Option Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Option Agreement.

Section 9.6 Third Party Beneficiary. No provision of this Option Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, director, officer or employee of any party hereto or any other Person or entity; provided, however, that Article VIII of this Option Agreement shall be enforceable by and shall inure to the benefit of the Persons described therein.

Section 9.7 Severability. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by an Optionee to effect such replacement.

Section 9.8 Equitable Rights. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Texas (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9 Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Option Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial or on appeal.

Section 9.10 Notices; Exercise of Purchase Option. Any notice or demand which must or may be given under this Option Agreement (including the exercise by Optionees of the Purchase Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) Business Days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) Business Day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied (a) in the case of a notice to the Optionees at the following address and telecopy number:

c/o Ashford Hospitality Advisors LLC

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Phone: (972) 490-9600

and (b) in the case of a notice to a Grantors, to:

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Phone: (972) 490-9600

Section 9.11 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full Business Day. All times are Central Standard Time.

Section 9.12 Time of the Essence. Time is of the essence with respect to all obligations of the Grantors under this Option Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, or caused the Option Agreement to be duly executed on its behalf, as of the date first above written.

OPTIONEES:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

	By:	/s/ David Brooks
David Brooks, Vice President

ASHFORD PRIME TRS CORPORATION

By:	/s/ David Kimichik
David Kimichik, President

GRANTORS:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC, its general partner

	By:	/s/ David Brooks
David Brooks, Vice President

ASHFORD TRS CORPORATION

By:	/s/ David Kimichik
David Kimichik, President

Pier House Option Agreement – Signature Page

ACKNOWLEDGEMENT AND AGREEMENT:

The undersigned has executed this Option Agreement to acknowledge and agree to the provisions of this Agreement imposing obligations on Ashford Hospitality Prime, Inc., including but not limited to Section 7.3 and Article VIII.

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David Brooks
David Brooks, Chief Operating Officer and General Counsel

CONSENT TO PLEDGE:

The undersigned is the sole general partner of Ashford Prime OP and hereby consents to the pledge by Ashford Trust OP under the Ashford Trust Credit Facility of any Ashford Prime OP Units issued to Ashford Trust OP in connection with the exercise of this Option Agreement.

ASHFORD PRIME OP GENERAL PARTNER LLC

By:	/s/ David A. Brooks
David A. Brooks, Vice President

Pier House Option Agreement – Signature Page

LIST OF SCHEDULES AND EXHIBITS

Exhibits

Exhibit A – Description of Property

Exhibit B – Purchase Notice

Exhibit C – Form of Assignment Agreement

Schedules

Schedule 3.10 – Taxes of Ashford Trust OP

Schedule 3.11 – Claims or Litigation related to Ashford Trust OP

Schedule 4.9 – Taxes of Ashford Trust TRS

Schedule 4.10 – Claims or Litigation related to Ashford Trust TRS

Pier House Option Agreement – List of Schedules and Exhibits

EXHIBIT A

Legal Description of Site of New Hotel

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MONROE, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:

PARCEL I:

A PARCEL OF LAND, A PORTION OF WHICH IS FILLED SOVEREIGNTY LAND IN KEY WEST HARBOR ON THE ISLAND OF KEY WEST, SECTION 31, TOWNSHIP 67 SOUTH, RANGE 25 EAST, MONROE COUNTY, FLORIDA, AND BEING A PARCEL OF LAND FORMERLY SUBMERGED NORTHERLY OF AND ADJACENT TO SQUARE 2 OF WILLIAM A. WHITEHEAD’S MAP DELINEATED IN FEBRUARY 1829, AND BEING MORE SPECIFICALLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE INTERSECTION OF THE NORTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET AND THE NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET; THENCE NORTH 45°00’00” WEST ALONG THE SAID NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET FOR 125.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 45°00’00” WEST ALONG THE SAID NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET FOR 200.50 FEET TO A POINT ON THE MEAN HIGH WATER LINE, SAID MEAN HIGH WATER LINE BEING EVIDENCED BY THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL; THENCE NORTH 45°00’00” WEST ALONG THE NORTHERLY EXTENSION OF THE SAID NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET, 7.41 FEET TO A POINT (NOTE: THE BEARING ON THE NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET IS ASSUMED TO BE NORTH 45°00’00” WEST AND ALL BEARINGS ON THE NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET CONTAINED HEREIN ARE BASED UPON THIS ASSUMED BEARING); THENCE NORTH 45°21’40” EAST ALONG THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL 43.41 FEET TO THE POINT OF INTERSECTION WITH THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL EXTENDING NORTHWESTERLY; THENCE NORTH 46°18’30” WEST ALONG THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL 36.38 FEET TO A POINT; THENCE NORTH 50°12’47” WEST ALONG THE OUTSIDE FACE OF AN EXISTING STEEL SEAWALL, 71.46 FEET TO A POINT; THENCE NORTH 39°09’24” WEST ALONG THE OUTSIDE FACE OF AN EXISTING SEAWALL 58.77 FEET TO A POINT; THENCE NORTH 41°13’56” WEST ALONG THE OUTSIDE FACE OF A PROPOSED NEW SEAWALL 133.71 FEET TO A POINT; THENCE NORTH 44°45’35” EAST ALONG THE OUTSIDE FACE OF A PROPOSED NEW SEAWALL 63.33 FEET TO A POINT; THENCE SOUTH 48°03’43” EAST ALONG THE OUTSIDE FACE OF A PROPOSED NEW SEAWALL 87.47 FEET TO A POINT, SAID POINT BEING THE END OF THE PROPOSED NEW SEAWALL; THENCE ALONG A BOULDER RIP-RAP SEAWALL AND MEAN HIGH WATER LINE FOR THE FOLLOWING TWO METES AND BOUNDS, SAID LINE ALSO THE APPROVED SHORELINE PER TRUSTEE NO. 29827 (4645-44); (1) THENCE NORTH 86°19’57” EAST FOR 56.46 FEET; (2) THENCE SOUTH 45°47’54” EAST FOR 4.90 FEET TO THE NORTHWESTERLY LINE OF T.I.I.F. DEED NO. 24519; THENCE NORTH 45°00’00” EAST ALONG THE SAID NORTHWESTERLY LINE OF T.I.I.F. DEED NO. 24519 FOR 72.18 FEET; THENCE ALONG A BOULDER RIP-RAP SEAWALL AND THE MEAN HIGH WATER LINE FOR THE FOLLOWING 7 METES AND BOUNDS; SAID LINE ALSO THE APPROVED SHORELINE PER TRUSTEE NO. 29827 (4645-44);

(1) THENCE NORTH 39°05’51” WEST FOR 6.42 FEET;

(2) THENCE NORTH 16°50’35” WEST FOR 7.75 FEET;

(3) THENCE NORTH 30°34’04” EAST FOR 11.52 FEET;

(4) THENCE NORTH 45°10’00” EAST FOR 40.46 FEET;

(5) THENCE NORTH 48°13’19” EAST FOR 42.23 FEET;

(6) THENCE NORTH 52°26’50” EAST FOR 59.05 FEET;

(7) THENCE NORTH 79°49’31” EAST FOR 6.99 FEET; THENCE SOUTH 45°00’00” EAST FOR 508.45 FEET TO THE SAID NORTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET; THENCE SOUTH 45°00’00” WEST ALONG THE SAID NORTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET FOR 243.72 FEET; THENCE NORTH 45°00’00” WEST AND LEAVING THE SAID NORTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET FOR 125.00 FEET; THENCE SOUTH 45°00’00” WEST FOR 150.00 FEET TO THE SAID NORTHEASTERLY RIGHT OF WAY LINE OF DUVAL STREET AND THE POINT OF BEGINNING.

PARCEL II:

THAT PART OF LOT 1, SQUARE 2, ACCORDING TO WILLIAM A. WHITEHEAD’S MAP OF THE ISLAND OF KEY WEST, DELINEATED IN FEBRUARY A.D. 1829, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF SIMONTON STREET AND THE NORTHERLY LINE OF FRONT STREET; THENCE RUN WESTERLY ALONG THE NORTHERLY LINE OF FRONT STREET, 88 FEET, 4 INCHES TO LOT 2 OF SAID SQUARE; THENCE RUN AT RIGHT ANGLES NORTHERLY AND PARALLEL WITH SIMONTON STREET, A DISTANCE OF 245 FEET; THENCE RUN AT RIGHT ANGLES AND PARALLEL WITH FRONT STREET, A DISTANCE OF 88 FEET, 4 INCHES, BACK TO SAID WESTERLY LINE OF SIMONTON STREET; THENCE RUN ALONG THE SAID WESTERLY LINE OF SIMONTON STREET, A DISTANCE OF 245 FEET BACK TO THE POINT OF BEGINNING.

PARCEL III:

(LEASE PARCEL “C”)

A PARCEL OF SOVEREIGNTY SUBMERGED LAND ADJACENT TO LOTS 2, 3, AND 4, SQUARE 2 OF WILLIAM A WHITEHEAD’S MAP OF THE ISLAND OF KEY WEST, MONROE COUNTY, FLORIDA AND LYING IN SECTION 31, TOWNSHIP 67 SOUTH, RANGE 25 EAST AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF LOT 2, SQUARE 2, ACCORDING TO WILLIAM A. WHITEHEAD’S MAP OF ISLAND OF KEY WEST, DELINEATED IN FEBRUARY, 1829, SAID CORNER BEING THE INTERSECTION OF THE NORTHWESTERLY RIGHT OF WAY LINE OF FRONT STREET (50’R/W) WITH THE NORTHEASTERLY BOUNDARY LINE OF SAID LOT 2; THENCE NORTH 45°00’00” WEST (ASSUMED BEARING BASED ON THE R/W LINE OF FRONT STREET) ALONG THE NORTHEASTERLY BOUNDARY LINE OF SAID LOT 2 A DISTANCE OF 508.45 FEET TO THE MEAN HIGH WATER LINE OF KEY WEST HARBOR AS LYING ALONG A BOULDER RIP-RAP SEAWALL AND THE POINT OF BEGINNING; THENCE CONTINUE ALONG SAID MEAN HIGH WATER LINE AND BOULDER RIP-RAP SEAWALL FOR THE FOLLOWING SEVEN (7) METES AND BOUNDS:

(1) SOUTH 79°49’31” WEST FOR 6.99 FEET; THENCE

(2) SOUTH 52°26’50” WEST FOR 59.05 FEET; THENCE

(3) SOUTH 48°13’19” WEST FOR 42.23 FEET; THENCE

(4) SOUTH 45°10’00” WEST FOR 40.46 FEET; THENCE

(5) SOUTH 30°34’04” WEST FOR 11.52 FEET; THENCE

(6) SOUTH 16°50’35” EAST FOR 7.75 FEET; THENCE

(7) SOUTH 39°05’51” EAST FOR 6.42 FEET TO THE NORTHWESTERLY LINE OF T.I I.F. DEED NO. 24519; THENCE SOUTH 45°00’00” WEST ALONG THE SAID NORTHWESTERLY LINE OF T.I.I.F. DEED NO. 24519 FOR 72.18 FEET; THENCE ALONG THE MEAN HIGH WATER LINE OF A BOULDER RIP-RAP SEAWALL FOR THE FOLLOWING TWO (2) METES AND BOUNDS, SAID LINE ALSO THE APPROVED SHORELINE PER TRUSTEE NO. 29827 (4645-44); (1) THENCE NORTH 45°47’54” WEST FOR 4.90 FEET; (2) THENCE SOUTH 86°19’57” WEST FOR 56.46 FEET; THENCE NORTH 47°30’00” WEST ALONG THE NORTHEASTERLY LINE OF PARCEL “B”, AS PREPARED BY PHILIPS & TRICE SURVEYING, INC., DATED AND REVISED ON MARCH 16, 1978 FOR 77.97 FEET (77.5 FEET PER P. & T SURVEY); THENCE NORTH 47°30’00” EAST FOR 280.69 FEET; THENCE SOUTH 45°00’00” EAST FOR 105.89 FEET TO THE POINT OF BEGINNING.

PARCEL IV:

(LEASE PARCEL “A”)

A PARCEL OF SOVEREIGNTY SUBMERGED LAND ADJACENT TO SECTION 31, TOWNSHIP 61 SOUTH, RANGE 25 EAST, IN KEY WEST HARBOR, KEY WEST, MONROE COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A POINT OF INTERSECTION OF THE NORTHEASTERLY RIGHT-OF-WAY LINE OF DUVAL STREET WITH THE MEAN HIGH WATER LINE OF KEY WEST HARBOR, SAID MEAN HIGH WATER LINE BEING EVIDENCED BY THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL AS DEPICTED AND DESCRIBED IN EXHIBIT “B” AS RECORDED IN OFFICIAL RECORDS BOOK 869, PAGE 781 OF THE PUBLIC RECORDS OF MONROE COUNTY, FLORIDA; THENCE NORTH 45° WEST (BEARINGS SHOWN HEREON BASED ON AN ASSUMED MERIDIAN) ALONG THE NORTHWESTERLY EXTENSION OF SAID NORTHEASTERLY RIGHT-OF-WAY LINE OF DUVAL STREET FOR 7.41 FEET TO A POINT ON THE SOUTHWESTERLY EXTENSION OF THE NORTHWESTERLY OUTSIDE FACE OF AN EXISTING SEAWALL, SAID POINT BEING THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED PARCEL IV (LEASE PARCEL “A”); THENCE ALONG SAID SOUTHWESTERLY EXTENSION AND ALONG THE OUTSIDE FACE OF SAID EXISTING SEAWALL AS DESCRIBED IN CORRECTIVE DISCLAIMER DEED RECORDED IN OFFICIAL RECORDS BOOK 830, PAGE 980 AND 981 OF THE PUBLIC RECORDS OF MONROE COUNTY, FLORIDA, FOR THE FOLLOWING FIVE (5) COURSES: (1) NORTH 45°21’40” EAST FOR 43.41 FEET; (2) NORTH 46°18’30” WEST FOR 36.88 FEET; (3) NORTH 50°12’47” WEST FOR 71.46 FEET; (4) NORTH

39°09’24” WEST FOR 58.77 FEET; (5) NORTH 41°13’56” WEST FOR 133.71 FEET TO THE POINT OF TERMINATION ALONG SAID EXISTING SEAWALL; THENCE SOUTH 48°46’04” WEST FOR 5.00 FEET; THENCE SOUTH 41°13’56” EAST FOR 133.71 FEET; THENCE SOUTH 39°09’24” EAST FOR 6.09 FEET; THENCE SOUTH 50°50’36” WEST FOR 30.00 FEET; THENCE SOUTH 40°14’08” EAST FOR 79.51 FEET; THENCE NORTH 50°50’36” EAST FOR 33.68 FEET; THENCE SOUTH 50°12’47” EAST FOR 44.93 FEET; THENCE SOUTH 46°18’30” EAST FOR 5.28 FEET; THENCE SOUTH 43°41’30” WEST FOR 37.72 FEET; THENCE SOUTH 45°00’00” EAST FOR 30.00 FEET TO THE POINT OF BEGINNING.

PARCEL V:

(LEASE PARCEL “D”)

A PARCEL OF SOVEREIGNTY SUBMERGED LAND ADJACENT TO SECTION 31, TOWNSHIP 61 SOUTH, RANGE 25 EAST, IN KEY WEST HARBOR, KEY WEST, MONROE COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY RIGHT-OF-WAY LINE OF DUVAL STREET WITH THE MEAN HIGH WATER LINE OF KEY WEST HARBOR, SAID MEAN HIGH WATER LINE BEING EVIDENCED BY THE OUTSIDE FACE OF AN EXISTING CONCRETE SEAWALL AS DEPICTED AND DESCRIBED IN EXHIBIT “B” AS RECORDED IN OFFICIAL RECORDS BOOK 869, PAGE 781 OF THE PUBLIC RECORDS OF MONROE COUNTY, FLORIDA; THENCE NORTH 45° WEST (BEARINGS SHOWN HEREON BASED ON AN ASSUMED MERIDIAN ) ALONG THE NORTHWESTERLY EXTENSION OF SAID NORTHEASTERLY RIGHT-OF-WAY LINE OF DUVAL STREET FOR 7.41 FEET TO A POINT, SAID POINT BEING THE POINT OF BEGINNING OF LEASE PARCEL “A” AS DEPICTED AND DESCRIBED IN SAID EXHIBIT “B”; THENCE NORTH 45°00’00” WEST ALONG THE SOUTHWESTERLY LIMIT OF SAID LEASE PARCEL “A” FOR 30.00 FEET TO THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED PARCEL V (LEASE PARCEL “D”); THENCE CONTINUE NORTH 45°00’00” WEST ALONG THE NORTHWESTERLY EXTENSION OF SAID SOUTHWESTERLY LIMIT FOR 54.31 FEET TO AN INTERSECTION WITH THE LIMITS OF SAID LEASE PARCEL “A”; THENCE ALONG THE LIMITS OF SAID LEASE PARCEL “A” FOR THE FOLLOWING FOUR (4) COURSES; (1) NORTH 50°50’36” EAST FOR 33.68 FEET; (2) SOUTH 50°12’47” EAST FOR 44.93 FEET; (3) SOUTH 46°18’30” EAST FOR 5.28 FEET; (4) SOUTH 43°41’30” WEST FOR 37.72 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

Form of

PURCHASE NOTICE

[Insert Notice Date]

Reference is made to that certain Option Agreement Pier House Resort & Spa, dated as of November 19, 2013 by Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”) and Ashford Hospitality Limited Partnership (“Ashford Trust OP”) with respect to the Property Entities (defined therein) and Ashford TRS Corporation (“Ashford Trust TRS”) and Ashford Prime TRS Corporation (“Ashford Prime TRS”), with respect to the TRS Entities (defined therein) (the “Option Agreement”). Capitalized terms used but not defined herein have the meaning set forth in the Option Agreement.

Ashford Prime OP, together with Ashford Prime TRS (collectively, the “Optionees”) hereby exercise the option to acquire the Ashford Trust Equity Interests in exchange for the Property Purchase Price and the Ashford Trust TRS Equity Interest in exchange for the TRS Purchase Price, subject to the terms and conditions set forth in the Option Agreement. The Closing Date shall be [Insert Closing Date], which date is not later than the first day of a calendar month following [Date 90 days from date of notice].

As required by the Option Agreement, Ashford Trust OP must notify us Ashford Prime OP no later than the Business Day following the date hereof of its election to receive cash or Ashford Prime OP Units in connection with the exercise of the Purchase Option.

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:
Name:
Title:

ASHFORD PRIME TRS CORPORATION

By:
Name:
Title:

EXHIBIT C

ASSIGNMENT, ASSUMPTION AND ADMISSION AGREEMENT

[Insert Property Entity or TRS Entity]

This Assignment, Assumption and Admission Agreement, dated as of [Insert date] (this “Agreement”), is entered into by and between [Ashford Hospitality Limited Partnership (“Ashford Trust OP”) and Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”)] or [Ashford TRS Corporation (“Ashford Trust TRS”) and Ashford Prime TRS Corporation (“Ashford Prime TRS”)]. Capitalized terms used and not otherwise defined herein have the meanings set forth in the [Insert applicable organizational document] (as defined below).

W I T N E S S E T H :

WHEREAS, [Insert Appropriate Whereas clauses to (i) identify the Property Entity or the TRS Entity, as applicable, (ii) describe the ownership structure of such entity, and (iii) identify the parties with authority to consent to the transfer e.g. general partner, members];

WHEREAS, [Ashford Trust OP/Ashford Trust TRS] desires to assign, transfer and convey all of its Conveyed Interest in the [Property Entity/TRS Entity] to Ashford Prime OP, and Ashford Trust OP desires to cease to be a [Limited Partner/Member] of such entity;

WHEREAS, [Ashford Prime OP/Ashford Prime TRS] desires to acquire and accept the Conveyed Interest, and [Ashford Prime OP/Ashford Prime TRS] desires to be admitted to the [Partnership/Company] as a successor [Limited Partner of the Partnership/Member of the Company];

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1. Assignment and Assumption. For good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, [Ashford Trust OP/Ashford Trust TRS] does hereby assign, transfer and convey the Conveyed Interest to [Ashford Prime OP/Ashford Prime TRS], and [Ashford Prime OP/Ashford Prime TRS] does hereby accept such Conveyed Interest and agrees to become a [Limited Partner of the Partnership and to be bound by the terms and conditions of the Partnership Agreement][Member of the Company and to be bound by the terms and conditions of the LLC Agreement.

2. Admission. Contemporaneously with the assignment of the Conveyed Interest described in paragraph 1 of this Agreement, [Ashford Prime OP/Ashford Prime TRS] shall be admitted to the [Partnership as a substitute Limited Partner of the Partnership][Company as a Member of the Company] without any further action by any Person.

1

3. Withdrawal. Contemporaneously with the admission of [Ashford Prime OP/Ashford Prime TRS] as a successor [Limited Partner of the Partnership][Member of the Company], [Ashford Trust OP/Ashford Trust TRS] shall cease to be a [Limited Partner of the Partnership][Member of the Company] without any further action by any Person.

4. [Partnership Agreement/LLC Agreement]. Except as hereby amended to reflect the substitution of a [Limited Partner/Member], the [Partnership Agreement/LLC Agreement] shall remain in full force and effect.

5. Condition Precedent. The obligation and ability of each party to effect the assignment of the Conveyed Interest contemplated by this Agreement is subject to [Identify any conditions precedent to the transfer – e.g. Lender consents].

6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

7. Binding Effect of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of [Delaware], all rights and remedies being governed by such laws without regard to principles of conflict of laws.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

[Insert appropriate signature block]

ASSIGNEE:

[Insert appropriate signature block]

[Insert any acknowledgement or consent language required, e.g. consent of general partner]

Assignment, Assumption and Admission Agreement

Signature Page

Schedule 3.10

Taxes of Ashford Trust OP

None.

Pier House Option Agreement – Schedules

Schedule 3.11

Claims or Litigation related to Ashford Trust OP

None.

Pier House Option Agreement – Schedules

Schedule 4.9

Taxes of Ashford Trust TRS

None.

Pier House Option Agreement – Schedules

Schedule 4.10

Claims or Litigation related to Ashford Trust TRS

None.

Pier House Option Agreement – Schedules